THE SECURITIES REPRESENTED BY THIS CERTIFICATE and the securities issuaBLE upon conversion hereof HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THIS CONVERTIBLE PROMISSORY NOTE MAY NOT BE CONVERTED BY OR FOR THE ACCOUNT OR BENEFIT OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

CONVERTIBLE PROMISSORY NOTE

Date: 1 May 2022

AMOUNT: US$730,000.00

FOR VALUE RECEIVED, FingerMotion, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of Dr. LIEW YOW MING, (SG NRIC No.: S2566554F), or his successors or assigns (the “Holder”), the principal amount of Seven Hundred Thirty Thousand US Dollars (US$730,000.00) on or prior to the one year anniversary of the date hereof (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of twenty percent (20%) per annum (the “Applicable Rate”) commencing as of the date the proceeds hereunder are funded to the Company (the “Funding Date”), in accordance with the terms hereof. This Convertible Promissory Note (this note, and all modifications, extensions, future advances, supplements, and renewals thereof, and any substitutions therefor, hereinafter referred to as the “Note”) shall be payable in accordance with the terms set forth below.

1.	Payments of Principal and Interest.

(a)       Payment of Principal. The principal amount of this Note shall be paid to the Holder on or prior to the Maturity Date. The Company and the Holder have agreed that the principal amount of US$730,000 (United States Dollar: Seven Hundred Thirty Thousand Dollars) is equivalent to SGD$1,000,000 (Singapore Dollar: One Million Dollars) and that the Company shall repay the principal amount of this Note in Singapore Dollars which is fixed at SGD$1,000,000.

(b)       Payment of Interest. Interest on the unpaid principal balance of this Note shall accrue at the Applicable Rate commencing on the Funding Date. Interest shall be computed on the basis of a 365-day year and paid for the actual number of days elapsed. The Company shall pay the interest accrued at the end of every month and on a monthly basis thereafter. If at the Maturity Date there is any accrued and unpaid interest under this Note, then such shall be paid in full on the Maturity Date. Any accrued but unpaid interest shall, at the option of the Holder, be included, from time to time, in the Conversion Amount (as defined herein).

(c)       Payment of Default Interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest from the date due until such past due amount is paid at a rate of interest equal to the Applicable Rate plus four percent (4%) per annum (the “Default Rate”). Any accrued but unpaid interest at the Default Rate shall, at the option of the Holder, be included, from time to time, in the Conversion Amount.

(d)       General Payment Provisions. All payments of principal on this Note shall be made in lawful money of Singapore as set out in Section 1(a) above and all payments of interest on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of Delaware are authorized or required by law or executive order to remain closed.

(e)       Prepayment. At any time prior to the Maturity Date and/or the Conversion Date (as defined herein), the Company may pre-pay this Note in full or in part without penalty without the requirement for consent of the Holder. Upon prepayment of this Note in full, the Holder shall have no further rights under this Note.

2.     Conversion of Note. At any time and from time to time after the Funding Date and up to the Maturity Date, this Note may be, at the sole option of the Holder, convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms and conditions set forth in this Section.

(a)       Voluntary Conversion. At any time while this Note is outstanding on or after the Funding Date, the Holder may convert all or any portion of the outstanding principal and accrued and unpaid interest (such total amount, the “Conversion Amount”) into shares of Common Stock of the Company (the “Conversion Shares”) at a price of US$4.00 per share (the “Conversion Price”). The Holder shall submit a conversion notice (in the form attached hereto as Exhibit “A”, the “Conversion Notice”) indicating the amount of the Note being converted, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered.

(b)       Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

  (1)       Holder’s Delivery Requirements. To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Holder (the “Conversion Date”), the Holder shall: (A) transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Company; and (B) courier to the Company via nationally recognized overnight courier the original Note to be reissued for the remaining principal amount after satisfaction of the Conversion Notice or cancellation of the Note in the event the principal amount and any accrued interest is fully converted.

  (2)       Company’s Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall as soon as practicable, but in no event later than two (2) Business Days after receipt of such Conversion Notice, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Holder indicating that the Company will process such Conversion Notice in accordance with the terms herein. Within five (5) Business Days after the date of the Conversion Confirmation the Company shall cause its transfer agent to issue the Conversion Shares registered in the name of the Holder in book entry form or certificated form as requested by the Holder. If the Conversion Shares are issued in certificated form, the Company shall cause its transfer agent to courier to the Holder the certificated Conversion Shares to the Holder via nationally recognized overnight courier. If less than the full principal and accrued but unpaid interest amount of this Note is submitted for conversion, then the Company shall within five (5) Business Days after receipt of the original Note, at its own expense, issue and deliver to the Holder a new Note for the outstanding principal not so converted; provided that such new Note shall be substantially in the same form as this Note.

  (3)       Record Holder. The Person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

  (4)       Failure to Deliver Certificates. If in the case of any Conversion Notice, the certificate or certificates are not delivered to or as directed by the Holder by the date required hereby, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Company.

  (5)       Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Company.

(c)       Adjustment to Conversion Price.

  (1)       Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on outstanding shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

  (2)       Fundamental Transaction. If, at any time while this Note is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new note consistent with the foregoing provisions and evidencing the Holder’s right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

  (3)       Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Note, the Company shall promptly deliver to Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

  (4)       Notice to Allow Conversion by Holder. If: (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Company’s records, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Note during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice.

(d)       Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price.

3.         Voting Rights. The Holder shall have no voting rights under this Note, except as required by applicable law, including, but not limited to, the Delaware General Corporation Law, and as expressly provided in this Note.

4.         Short Sales. Holder represents and agrees, as applicable: (i) Holder has not prior to the date hereof, entered into or effected any Short Sales; and (ii) so long as the Note remains outstanding, Holder will not enter into or effect any Short Sales. The Company acknowledges and agrees that upon submission of a Conversion Notice as set forth herein, Holder immediately owns the Common Stock described in the Conversion Notice and any sale of that Common Stock issuable under such Conversion Notice would not be considered short sales. For purposes herein, “Short Sales” shall mean entering into any short sale or other hedging transaction which establishes a net short position with respect to the Company’s Common Stock.

5.         Defaults and Remedies.

(a)        Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Company shall fail to pay any installment of interest, principal or other sums due under this Note within ten (10) business days of when any such payment shall be due and payable; (ii) the Company makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Company, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Company insolvent, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (v) the Company files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (vi) the Company admits, in writing, its inability to pay its debts as they become due (provided, however, that receipt by the Company of an audit letter from its accountants questioning the viability of the Company as a going concern shall not, in and of itself, be construed as an admission by the Company of its inability to pay its debts as they become due); (vii) a proceeding or petition in bankruptcy is filed against the Company and such proceeding or petition is not dismissed within ninety (90) days from the date it is filed; (viii) the Company files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any other foreign country or state; or (ix) the Company shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note on the part of the Company to be performed complied with or abided by, and such failure is not cured within thirty (30) days after written notice of such failure is delivered by Holder to the Company.

(b)       Remedies. Upon the occurrence of one or more Events of Default, the Holder, at its option and without further notice, demand or presentment for payment to the Company or others, may declare the then outstanding principal balance of this Note, together with all other sums due under the Note, immediately due and payable, together with all accrued and unpaid interest thereon and thereafter all such sums shall bear interest at the Default Rate, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment thereof (whether such reasonable fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Company hereunder, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note.

6.         Lost or Stolen Note. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and customary for similar circumstances in commercial lender/borrower circumstances, and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount and interest into Common Stock.

7.         Cancellation. After all principal, accrued interest and all other sums at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

8.         Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, provided, however, nothing contained herein shall limit the Holder’s ability to bring suit or enforce this Note in any other jurisdiction. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.         Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

10.       Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

11.       Failure or Indulgence Not Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

12.       Notice. Notice shall be given to each party at the address indicated in the preamble hereto or at such other address as provided to the other party in writing.

13.       Usury Savings Clause. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

14.       Binding Effect. This Note shall be binding upon the Company and the successors and assigns of the Company and shall inure to the benefit of Holder and the successors and assigns of Holder.

15.       Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

16.       Participations. Holder may from time to time sell or assign, in whole or in part, or grant participations in this Note and/or the obligations evidenced hereby, subject, however, to first obtaining the Company’s written consent. The holder of any such sale, assignment or participation, if the applicable agreement between Holder and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Holder (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Company (to the extent of such holder’s interest or participation), in each case as fully as though the Company was directly indebted to such holder.

17.       Amendments. The provisions of this Note may be changed only by a written agreement executed by the Company and Holder.

[Signature pages follows]

IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the date set forth above.

FINGERMOTION, INC.

By:	/s/ Martin J. Shen
Name: Martin Shen
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

TO: FINGERMOTION, INC. (the “Company”)

1.       The undersigned hereby elects to convert principal and/or interest under the Convertible Promissory Note (the “Note”) of the Company, a corporation incorporated under the laws of the State of Delaware, into shares of common stock, par value $0.001 per share (the “Common Shares”), of the Company in accordance with the conditions of the Note, as of the date written below.

Conversion calculations

Effective Date of Conversion:	_______________________

Principal Amount and/or Interest to be Converted:	_______________________

Number of Common Shares to be Issued:	_______________________

2.	Please indicate how the Common Shares are to be issued by checking the appropriate box:

☐ Book Entry	or	☐ Certificated

3.	The Common Shares are to be registered as follows:
Name:
(print clearly)
Address in full:

4.	Certificates representing the Common Shares are to be sent by courier to:
Name:
(print clearly)
Address in full:

Note: In the absence of instructions to the contrary, the securities will be issued in the name of or to the Holder and will be sent by express courier to the last address of the Holder appearing in the records maintained by the Company.

5.	The undersigned represents, warrants and certifies as follows (one of the following must be checked):

(a) ☐	the undersigned holder at the time of conversion of the Note is not in the United States, is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and is not converting the Note on behalf of, or for the account or benefit of a U.S. person or a person in the United States and did not execute or deliver this Notice of Conversion in the United States;

(b) ☐	the undersigned holder is resident in the United States or is a U.S. Person who is a resident of the jurisdiction referred to in the address appearing above, and is a U.S. Accredited Investor and has completed the U.S. Accredited Investor Status Certificate in the form attached to this Notice of Conversion; or

(c) ☐	if the undersigned holder is resident in the United States or is a U.S. Person, the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) or such other evidence satisfactory to the Company to the effect that with respect to the securities to be delivered upon conversion of the Note, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

“United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

Note: Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box 5(b) or 5(c) above is checked.

6.	If the undersigned has checked box 5(a) immediately above the undersigned:

(a)	agrees not to engage in hedging transactions with regard to the Common Shares prior to the expiration of the six-month distribution compliance period set forth in Rule 903(b)(3) of Regulation S;

(b)	acknowledges that the Common Shares issuable upon conversion of the Note are “restricted securities” as defined in Rule 144 of the U.S. Securities Act, and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Common Shares shall bear the applicable restrictive legend substantially in the form set forth in section 8(e) below;

(c)	agrees not to resell the Common Shares except (i) pursuant to registration under the U.S. Securities Act and any applicable state securities laws, (ii) pursuant to an available exemption from registration under the U.S. Securities Act and any applicable state securities laws, or (iii) pursuant to the provisions of Regulation S of the U.S. Securities Act; and

(d)	subject to compliance with the Company’s constating documents and any other applicable agreements between the undersigned and the Company, the undersigned acknowledges that the Company shall refuse to register any transfer of the Common Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act and any applicable state securities laws, or pursuant to an available exemption from registration under the U.S. Securities Act and any applicable state securities laws.

7.        If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking alternative 5(b) above, the undersigned represents and warrants to the Company that:

(a)	the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

(b)	the undersigned is: (i) acquiring the Common Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Common Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the acquisition by the undersigned of the Common Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

(c)	the undersigned has not converted the Note as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

8.	If the undersigned has marked alternative 5(b) or 5(c) above, the undersigned also acknowledges and agrees that:

(a)	if the undersigned decides to offer, sell or otherwise transfer any of the Common Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i)	the sale is to the Company;

(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)	the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws; or

(iv)	such securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

and in the case of (iii) and (iv) above, it has prior to such sale furnished to the Company and the Company’s transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Company’s transfer agent;

(b)	the Common Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

(c)	the Company has no obligation to register any of the Common Shares;

(d)	the Company may make a notation on its records or give instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Notice of Conversion;

(e)	upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the Common Shares, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR the securities laws of any state of the united states. they may not be sold, offered for sale, pledged or otherwise transferred except pursuant to an effective registration statement under the U.S. securities act and in accordance with any applicable state securities laws, or pursuant to an exemption or exclusion from registration under the U.S. securities act and any applicable state securities laws.;

(f)	the legend may be removed by delivery to the Company’s registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

(g)	there may be material tax consequences to the undersigned of an acquisition or disposition of the Common Shares; and

(h)	the Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of any Common Shares.

DATED the __________ day of ________________, 20___.

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the conversion of a Note of FINGERMOTION, INC. (the “Company”) by the holder, the holder hereby represents and warrants to the Company that the holder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the holder is converting such Note, satisfies one or more of the following categories of Accredited Investor (please write “N/H” for the undersigned Note holder, and “B/O” for each beneficial owner, if any, on each line that applies):

_______ Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______ Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______ Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

_______ Category 4.	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or

_______ Category 5.	An investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission (the “Commission”) under section 203(l) or (m) of the Investment Advisers Act of 1940; or

_______ Category 6.	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

_______ Category 7.	An investment company registered under the United States Investment Corporation Act of 1940; or

_______ Category 8.	A business development company as defined in Section 2(a)(48) of the United States Investment Corporation Act of 1940; or

_______ Category 9.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

_______ Category 10.	A rural business investment company as defined in section 384A of the Consolidated Farm and Rural Development Act; or

_______ Category 11.	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

_______ Category 12.	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are U.S. Accredited Investors; or

_______ Category 13.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

_______ Category 14.	An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, a corporation, a limited liability company, a Massachusetts or similar business trust, a partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000; or

_______ Category 15.	Any director or executive officer of the Company; or

_______ Category 16.	A natural person (including an IRA (Individual Retirement Account) owned by such person) whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent (being a cohabitant occupying a relationship generally equivalent to that of a spouse), excluding the value of that person’s primary residence net of any mortgage obligation secured by the property, exceeds US$1,000,000 (note: for the purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; (iv) for the purposes of calculating joint net worth of the person and that person’s spouse or spousal equivalent, (A)joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and (B) assets need not be held jointly to be included in the calculation; and (v) reliance by the person and that person’s spouse or spousal equivalent on the joint net worth standard does not require that the securities be purchased jointly); or

_______ Category 17.	A natural person (including an IRA (Individual Retirement Account) owned by such person) who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______ Category 18.	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

_______ Category 18a.	A revocable trust which may be revoked or amended by its settlors (creators), each of whom is a U.S. Accredited Investor (note: if this category is selected, you must furnish a supplementary representation letter from each settlor confirming how such settlor qualifies as a U.S. Accredited Investor); or

_______ Category 19.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

If you checked Category 19, please indicate the name and category of U.S Accredited Investor (by reference to the applicable number in this section 2(e)) of each equity owner:

Name of Equity Owner	Category of U.S. Accredited Investor

Note: It is permissible to look through various forms of equity ownership to natural persons in determining the U.S. Accredited Investor status of entities under this category. If those natural persons are themselves U.S. Accredited Investors, and if all other equity owners of the entity seeking U.S. Accredited Investor status are U.S. Accredited Investors, then this category will be available.

_______ Category 20.	An entity, of a type not listed in Categories 1-14, 18 or 19, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of US$5,000,000 (note: for the purposes of this Category 20, “investments is defined in Rule 2a51-1(b) under the Investment Company Act of 1940); or

_______ Category 21.	A natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for U.S. Accredited Investor status, including an IRA (Individual Retirement Account) owned by such person: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65); or

_______ Category 22.	A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person (a “Knowledgeable Family Office Administrator”) who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

_______ Category 23.	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Category 22 above and whose prospective investment in the Company is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.